UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
December 10, 2025
COMMISSION FILE NUMBER 001-36285
Incorporated in the State of Delaware
I.R.S. Employer Identification Number 46-4559529
Rayonier Advanced Materials Inc.
1301 Riverplace Boulevard, Jacksonville, Florida 32207
(Principal Executive Office)
Telephone Number: (904) 357-4600
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on which Registered
Common Stock, $0.01 par value	RYAM	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 10, 2025, Rayonier Advanced Materials Inc. (the “Company”) announced that there will be an executive leadership transition at the Company. De Lyle W. Bloomquist, President and Chief Executive Officer of the Company, will retire as President and Chief Executive Officer by the time of the Company’s 2026 Annual Meeting of Stockholders, which is expected to occur in May 2026 (the “Annual Meeting”). Mr. Bloomquist will continue to serve as Chief Executive Officer until his successor is appointed and will remain with the Company until the Annual Meeting to ensure a smooth transition. Mr. Bloomquist will not stand for re-election to the Company’s Board of Directors (the “Board”) at the Annual Meeting.

The Board has initiated a process to identify the Company’s next Chief Executive Officer and has engaged a leading global executive search firm to assist in the Chief Executive Officer search process.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 5.02.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

99.1	Press Release entitled “RYAM Announces Executive Transition” dated December 10, 2025
104	Cover page interactive data file (embedded within the Inline XBRL document)

Signature
Pursuant to the requirements of the Securities Exchange Act of l934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Rayonier Advanced Materials Inc.

By:	/s/ Richard Colby Slaughter
Richard Colby Slaughter
Senior Vice President, General Counsel and Corporate Secretary

Date:	December 10, 2025
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